INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in all currently effective Registration Statements of ConAgra, Inc. on Form S-3 and on Form S-8 (including any Post Effective Amendments thereto) filed on or before August 25, 1994, of the reports of Deloitte & Touche dated July 7, 1994, included in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 29, 1994.





DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
August 25, 1994